SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): February 4, 2005

COMMONWEALTH BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-13467	56-1641133
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

601 Biotech Drive

Richmond, Virginia 23235

(Address of principal executive offices)

Registrant’s telephone number, including area code: (804) 648-3820

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On February 4, 2005, Commonwealth Biotechnologies, Inc. (“CBI”) entered into a certain Amended and Restated Employment Agreement with Robert B. Harris, Ph.D., President and Chief Executive Officer of CBI (the “Revised Agreement”). The Revised Agreement is effective as of January 1, 2005 and amends and restates that certain Employment Agreement, dated June 25, 1997 by and between CBI and Dr. Harris. The Revised Agreement has a term of three years and provides for a base salary of at least $205,000, which may be adjusted from time to time at the discretion of CBI. In connection with the execution of the Revised Agreement, CBI issued to Dr. Harris incentive stock options to purchase up to 30,000 shares of CBI’s common stock. In addition, the Revised Agreement provides that Dr. Harris is eligible to receive (a) an annual cash bonus of up to $25,000, (b) an annual grant of incentive stock options to purchase up to 5,000 shares of CBI Common Stock and (c) an annual grant of up to 5,000 restricted shares of CBI common stock (collectively, the “Bonus Compensation”). The amount of Bonus Compensation that CBI shall issue to Dr. Harris on an annual basis shall be based upon CBI’s financial performance and calculated in accordance with specific formulae included in the Revised Agreement.

Under the Revised Agreement, the Company may terminate Dr. Harris’ employment at any time for “Cause” as such term is defined in the Revised Agreement, without incurring any continuing obligations to Dr. Harris. If the Company terminates Dr. Harris’ employment for any reason other than for “Cause” or if Dr. Harris terminates his employment for “Good Reason” (as such terms are defined in the Revised Agreement), the Company will remain obligated to continue to provide the compensation and benefits specified in the Revised Agreement for a period of twelve months following the date of termination. To the extent CBI experiences a “Change-of-Control” (as such term is defined in the Revised Agreement), Dr. Harris may deem the Revised Agreement to be terminated without “Cause”. Under such circumstances, Dr. Harris would be eligible to receive the compensation and benefits specified in the second sentence of this paragraph. In addition, in the event of a “Change-of-Control,” all unvested options and restricted shares of CBI common stock held by Dr. Harris shall immediately vest. To the extent CBI undergoes a “Change-of-Control” during the last year of the term of the Revised Agreement, Dr. Harris shall have the option of receiving the Non-Renewal Benefits (as defined below) in lieu of the salary and benefits described above.

To the extent CBI has not offered to renew the Revised Agreement or enter into a similar arrangement with Dr. Harris on or before January 1, 2007, Dr. Harris may declare CBI in breach and terminate the Revised Agreement. In such circumstances, CBI shall continue to pay Dr. Harris salary and benefits under the Revised Agreement for the period beginning on the date of such termination and ending on December 31st of the year following the date of termination (collectively, the “Non-Renewal Benefits”).

The Revised Agreement contains a non-competition provision, which prohibits Dr. Harris from competing with the Company or soliciting its employees under certain circumstances. A court may, however, determine that these non-competition provisions are unenforceable or only partially enforceable.

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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

As of the effective date of the Harris Employment Agreement, CBI and Dr. Harris terminated that certain Executive Severance Agreement, dated as of June 25, 1997, in accordance with its terms.

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 4, 2005, Commonwealth Biotechnologies, Inc. announced its earnings for the 2004 fiscal year and the fourth quarter ended December 31, 2004. A copy of the press release is attached as an exhibit hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of businesses acquired.

Not Applicable.

(b)	Pro forma financial information.

Not Applicable.

(c)	Exhibits.

99.1	First Amended and Restated Employment Agreement by and between Robert B. Harris, Ph.D. and Commonwealth Biotechnologies, Inc., dated as of January 1, 2005.

99.2	Press release, dated February 4, 1005 relating to the 2004 fiscal year financial performance of Commonwealth Biotechnologies, Inc.

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Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMONWEALTH BIOTECHNOLOGIES, INC.

By:	/s/ Robert B. Harris, Ph.D.
Robert B. Harris, Ph.D.
President and Chief Executive Officer

Dated: February 8, 2005

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EXHIBIT INDEX

Number	Description of Exhibit
99.1	First Amended and Restated Employment Agreement by and between Robert B. Harris, Ph.D. and Commonwealth Biotechnologies, Inc., dated as of January 1, 2005.

99.2	Press release, dated February 4, 1005 relating to the 2004 fiscal year financial performance of Commonwealth Biotechnologies, Inc.

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